                                                                   Exhibit 12(a)

[SRSY LETTERHEAD]

                                December 22, 2003

Board of Trustees
Gartmore Mutual Funds
1200 River Road
Conshohocken, Pennsylvania 19428

          Re: Plan of  Reorganization  (the "Plan")  dated as of  September  18,
          2003,  made by Gartmore  Mutual Funds (the "Trust"),  a business trust formed  under  the laws of the  State of Ohio,  on  behalf  of its two series,  the  Gartmore  Growth  Fund (the  "Acquiring  Fund")  and the
          Nationwide   Large   Cap   Growth   Fund   (the   "Acquired    Fund").
          ----------------------------------------------------------------------

Ladies and Gentlemen:

     You have  requested  our  opinion  concerning  certain  federal  income tax consequences of the reorganization of the Acquired Fund (the  "Reorganization"), which will consist of (i) the  acquisition  by the Acquiring  Fund of all of the property, assets and goodwill, subject to the liabilities, of the Acquired Fund, in exchange solely for Class A shares of beneficial interest, without par value, of the Acquiring Fund (the "Acquiring  Fund Class A Shares"),  Class B shares of beneficial  interest,  without par value,  of the Acquiring Fund (the "Acquiring
Fund Class B Shares"), Class C shares of beneficial interest, without par value, of the Acquiring Fund (the "Acquiring Fund Class C Shares"),  and  Institutional
Service Class shares of beneficial interest, without par value, of the Acquiring
Fund (the "Acquiring  Fund ISC Shares") (the Acquiring Fund Class A Shares,  the
Acquiring  Fund  Class B  Shares,  the  Acquiring  Fund  Class C Shares  and the
Acquiring  Fund ISC  Shares,  which  are  voting  securities,  are  collectively referred to as the "Acquiring  Fund Shares");  (ii) the  distribution of (a) the
Acquiring  Fund Class A Shares to the holders of Class A shares of the  Acquired
Fund (the "Acquired Fund Class A Shares"), (b) the Acquiring Fund Class B Shares
to the holders of Class B shares of the Acquired Fund (the  "Acquired Fund Class
B  Shares"),  (c) the  Acquiring  Fund Class C Shares to the  holders of Class C shares of the Acquired Fund (the  "Acquired  Fund Class C Shares"),  and (d) the
Acquiring Fund ISC Shares to the holders of  Institutional  Service Class shares of the Acquired Fund (the "Acquired Fund ISC Shares") (the Acquired Fund Class A
Shares,  the Acquired Fund Class B Shares,  the Acquired Fund Class C Shares and
the Acquired Fund ISC Shares are collectively  referred to as the "Acquired Fund
Shares"),  according to their  respective  interests;  and (iii) the  subsequent dissolution of the Acquired Fund, as soon as practicable  after the closing (the
"Closing"), all upon and subject to the terms and conditions of the Plan.

     In rendering our opinion,  we have reviewed and relied upon:  (a) the Plan, made as of the 18th day of  September,  2003,  by the  Trust  on  behalf  of the
Acquired  Fund and the  Acquiring  Fund;  (b) the proxy  materials  provided  to shareholders  of the Acquired Fund and the Acquiring  Fund in connection  with a
Special Meeting of Shareholders of the Acquired Fund and the Acquiring Fund held on December 12, 2003; (c) certain representations  concerning the Reorganization made to us by the  Acquired  Fund  and the  Acquiring  Fund  in a  letter  dated
December  22,  2003 (the  "Representation  Letter");  (d) all  other  documents, financial  and  other  reports  and  corporate  minutes  we deemed  relevant  or appropriate;  and (e) such  statutes,  regulations,  rulings and decisions as we deemed  material  in  rendering  this  opinion.  All terms used  herein,  unless otherwise defined, are used as defined in the Plan.

     For purposes of this opinion,  we have assumed that the Acquired Fund, upon the Closing of the  Reorganization,  satisfies,  and  immediately  following the
Closing,  the  Acquiring  Fund will  continue to satisfy,  the  requirements  of
Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"),  for qualification as a regulated investment company.

     Based on the foregoing,  and provided the  Reorganization is carried out in accordance  with the applicable laws of the State of Ohio, the terms of the Plan and the statements in the Representation Letter, it is our opinion that:

     1. The  acquisition by the Acquiring Fund of all of the assets,  subject to the  liabilities,  of the Acquired  Fund as provided for in the Plan in exchange solely for the  Acquiring  Fund  Shares,  followed  by the  distribution  by the
Acquired  Fund to its  shareholders  of the  Acquiring  Fund  Shares in complete liquidation of the Acquired Fund,  will qualify as a  reorganization  within the meaning  of  Section  368(a)(1)  of the  Code,  and the  Acquired  Fund  and the
Acquiring Fund each will be a "party to a reorganization"  within the meaning of
Section 368(b) of the Code.

     2. No gain  or loss  will be  recognized  by the  Acquired  Fund  upon  the transfer of all of its assets, subject to its liabilities, to the Acquiring Fund in exchange  solely for the Acquiring Fund Shares pursuant to Section 361(a) and
Section 357(a) of the Code.

     3. No gain or loss  will be  recognized  by the  Acquiring  Fund  upon  the receipt by it of all of the assets, subject to the liabilities,  of the Acquired
Fund in  exchange  solely for the  Acquiring  Fund  Shares  pursuant  to Section
1032(a) of the Code.

     4. No gain  or loss  will be  recognized  by the  Acquired  Fund  upon  the distribution  of the  Acquiring  Fund  Shares to its  shareholders  in  complete liquidation  of the Acquired Fund (in pursuance of the Plan) pursuant to Section
361(c)(1) of the Code.

     5. The basis of the assets of the Acquired  Fund  received by the Acquiring
Fund  will be the  same as the  basis  of  these  assets  to the  Acquired  Fund immediately  prior  to  the  exchange  of  all of  the  assets,  subject  to the liabilities,  of the Acquired Fund for Acquiring Fund Shares pursuant to Section
362(b) of the Code.

     6. The holding  period of the assets of the Acquired  Fund  received by the
Acquiring Fund will include the period during which such assets were held by the
Acquired Fund pursuant to Section 1223(2) of the Code.

     7. No gain or loss will be recognized by the  shareholders  of the Acquired
Fund upon the  exchange of their  Acquired  Fund Shares for the  Acquiring  Fund
Shares (including  fractional shares to which they may be entitled)  pursuant to
Section 354(a) of the Code.

     8. The basis of the Acquiring Fund Shares  received by the  shareholders of the Acquired Fund  (including  fractional  shares to which they may be entitled)
will be the same as the basis of the  Acquired  Fund Shares  exchanged  therefor pursuant to Section 358(a)(1) of the Code.

     9.  The  holding  period  of the  Acquiring  Fund  Shares  received  by the shareholders of the Acquired Fund (including fractional shares to which they may be  entitled)  will  include  the  holding  period of the  Acquired  Fund Shares surrendered  in exchange  therefor,  provided that the Acquired Fund Shares were held as a capital asset  pursuant to Section  1223(1) of the Code on the Closing
Date.

     10. The  Acquiring  Fund will succeed to and take into  account,  as of the date of the  transfer  as  defined in  Section  1.381(b)-1(b)  of the income tax regulations  issued  by  the  United  States  Department  of the  Treasury  (the
"Treasury  Regulations"),  the items of the Acquired  Fund  described in Section
381(c) of the Code,  subject to the  conditions  and  limitations  specified  in
Sections 381, 382, 383 and 384 of the Code and the Treasury Regulations.

     Our opinion is based upon the Code,  the applicable  Treasury  Regulations, the present positions of the Internal Revenue Service (the "Service") as are set
forth  in   published   revenue   rulings   and  revenue   procedures,   present
administrative positions of the Service, and existing judicial decisions, all of which are subject to change either  prospectively  or  retroactively.  We do not undertake to make any continuing analysis of the facts or relevant law following the date of the Reorganization.

     Our opinion is conditioned  upon the performance by the Trust, on behalf of the Acquiring  Fund and Acquired Fund, of its  undertakings  in the Plan and the
Representation  Letter.  Our opinion is limited to the transactions  incident to the Reorganization  described herein, and no opinion is rendered with respect to
(i) any other  transaction  or (ii) the effect,  if any,  of the  Reorganization
(and/or the transactions  incident thereto) on any other transaction  and/or the effect, if any, of any such other transaction on the Reorganization.

     This  opinion is being  rendered to the Trust,  on behalf of the  Acquiring
Fund and the  Acquired  Fund,  and may be relied upon only by such funds and the shareholders of each. We hereby consent to the use of this opinion as an exhibit to the  Registration  Statement  of the  Acquiring  Fund on Form  N-14,  and any
amendments thereto, covering the registration of the Acquiring Fund Shares under the Securities Act of 1933, as amended, to be issued in the Reorganization.

                                    Very truly yours,

                                    STRADLEY, RONON, STEVENS & YOUNG, LLP

                                    By: /s/ William S. Pilling, III
                                        --------------------------------------
                                          William S. Pilling, III, a Partner